Exhibit 4.1

WISCONSIN POWER AND LIGHT COMPANY
as Issuer
and

WELLS FARGO BANK, NATIONAL ASSOCIATION
(as successor to Firstar Trust Company)
as Original Trustee
and
U.S. BANK NATIONAL ASSOCIATION

as Series Trustee with respect to the $300,000,000 1.950% Debentures due 2031
________________________
FIRST SUPPLEMENTAL INDENTURE
Dated as of September 16, 2021
________________________

TABLE OF CONTENTS
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TABLE OF CONTENTS
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FIRST SUPPLEMENTAL INDENTURE
FIRST SUPPLEMENTAL INDENTURE, dated as of September 16, 2021 (this “Supplemental Indenture”), among Wisconsin Power and Light Company, a Wisconsin corporation (the “Company”), Wells Fargo Bank, National Association (as successor trustee to Firstar Trust Company), in its capacity as existing trustee under the Base Indenture described below (the “Original Trustee”) and U.S. Bank National Association, as series trustee (the “Series Trustee”).
RECITALS
WHEREAS, the Company has heretofore executed and delivered to the Original Trustee an Indenture, dated as of June 20, 1997 (the “Base Indenture”), to provide for the issuance from time to time of debt securities to be issued in one or more series as therein provided, and the Series Trustee shall, upon execution of this Supplemental Indenture, be Series Trustee under the Base Indenture with respect to the Debentures (as defined below). The Base Indenture, as supplemented and amended by this Supplemental Indenture, is herein referred to as the “Indenture”;
WHEREAS, Sections 2.01 and 9.01 of the Base Indenture provide, among other things, that the Company and the Original Trustee may, without the consent of Holders, enter into indentures supplemental to the Base Indenture to provide for specific terms applicable to any series of Securities;
WHEREAS, the Board of Directors of the Company has authorized the creation by the Company of one or more series of Securities under the Base Indenture through one or more supplemental indentures to the Base Indenture, and pursuant to such authorization and in accordance with the Indenture, the Company desires to issue $300,000,000 aggregate principal amount of a new series of Securities under the Indenture designated as 1.950% Debentures due 2031 (the “Debentures”);
WHEREAS, the Company desires to appoint the Series Trustee to serve as the Trustee under the Indenture, solely with respect to the Debentures;
WHEREAS, the Series Trustee is willing to accept such appointment with respect to the Debentures;
WHEREAS, Section 9.01 of the Base Indenture provides, among other things, that the Company may, without the consent of Holders, enter into a supplemental indenture to the Base Indenture to evidence the appointment of, and acceptance of such appointment by, a successor trustee in connection with the issuance of one or more series of Securities and to add to or change any provision of the Base Indenture as shall be necessary to provide for or facilitate the administration of Indenture by more than one trustee, has requested the Original Trustee join in the execution of this Supplemental Indenture for the sole and limited purpose of compliance with Section 9.01 of the Base Indenture, and, in accordance with Section 9.07 and Section 10.03 of the Base Indenture, has delivered an Officers’ Certificate and an Opinion of Counsel stating that the execution of this Supplemental Indenture is authorized or permitted by the Base Indenture, that all conditions precedent have been complied with, and that this Supplemental Indenture constitutes the legal, valid and binding agreement of the Company;

WHEREAS, the Company desires the Original Trustee to continue to serve as the Trustee under the Indenture for all other purposes under the Base Indenture other than with respect to the Debentures;
WHEREAS, the Company desires to make certain amendments to the Base Indenture set forth in Article VIII hereof solely with respect to the Debentures; and
WHEREAS, all actions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed;
WITNESSETH:
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01.Definitions.
For purposes of this Supplemental Indenture and the Debentures, the following terms have the meanings indicated below. All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Base Indenture.
“Base Indenture” has the meaning provided in the recitals.
“Business Day” means any day other than Saturday, Sunday or a day on which Federal or State banking institutions in the city of the office of the Paying Agent is maintained are authorized or obligated by law, executive order or regulation to close.
“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Debentures (assuming for this purpose that the Debentures matured on the applicable Par Call Date) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Debentures.
“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Debentures” has the meaning provided in the recitals.
“Indenture” has the meaning provided in the recitals.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
“Reference Treasury Dealer” means (i) BofA Securities, Inc. and its successors (or a primary U.S. Government securities dealer located in the United States (a “Primary Treasury Dealer”) selected by BofA Securities, Inc. or one of its affiliates), (ii) Barclays Capital Inc. and its successors (or a Primary Treasury Dealer selected by Barclays Capital Inc. or one of its affiliates), (iii) Mizuho Securities USA LLC and its successors (or a Primary Treasury Dealer selected by Mizuho Securities USA LLC or one of its affiliates), (iv) Wells Fargo Securities, LLC and its successors (or a Primary Treasury Dealer selected by Wells Fargo Securities, LLC or one of its affiliates), and (v) one Primary Treasury Dealer selected by the Company, and such Primary Treasury Dealer’s respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealers at 3:30 p.m. New York time on the third Business Day preceding such redemption date.
“Securities” has the meaning provided in the recitals.
“Supplemental Indenture” has the meaning provided in the preamble.
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
ARTICLE II
GENERAL TERMS AND CONDITIONS OF THE DEBENTURES
Section 2.01Designation and Principal Amount. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 1.950% Debentures due 2031.
The aggregate principal amount of the Debentures which may be authenticated and delivered under the Indenture by the Series Trustee shall be $300,000,000, except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures as provided in Sections 2.07, 2.08, 2.13 or 9.06 of the Base Indenture and except for Debentures which, pursuant to Section 2.02 of the Base Indenture, are deemed never to have been authenticated and delivered thereunder. Notwithstanding the foregoing limit on the aggregate principal amount of the Debentures, the Debentures may be reopened in accordance with Section 2.01 of the Base Indenture.

Notwithstanding Section 2.02 of the Base Indenture, the Series Trustee may authenticate the Debentures by manual or electronic signature and the Debentures may be signed by the Company by manual, facsimile or electronic signatures.
Section 2.02Form of Debentures. The Debentures shall be issued in the form of one or more fully registered global Securities in denominations of $2,000 and integral multiples of $1000 in excess thereof.
The Depository Trust Company (“DTC”), a clearing agency registered under the Securities Exchange Act of 1934, as amended, shall initially serve as the depositary for such global Security or Securities. For so long as DTC shall be the depositary, all Debentures shall be registered in its name or in the name of a nominee thereof. While the Debentures are evidenced by one or more global Securities, the depositary or its nominee, as the case may be, shall be the sole Holder thereof for all purposes under the Indenture. Neither the Company nor the Series Trustee shall have any responsibility or the obligation to the depositary’s participants or the beneficial owners for whom they act with respect to their receipt from the depositary of payments on the Debentures or notices given under the Indenture. The global Security or Securities provided for hereunder shall bear such legend or legends as may be required from time to time by the depositary. The Debentures shall not have the Company’s seal reproduced on them.
Except as hereinafter described, Debentures in definitive form will not be issued. Notwithstanding the foregoing, in the event the Company decides to discontinue the use of global Securities, any Event of Default has occurred and is continuing or DTC is at any time unwilling, unable or ineligible to continue as depositary, and a successor depositary is not appointed by the Company within 90 days, the Company shall issue individual Debentures in certificated form to owners of “book-entry” ownership interests in exchange for the Debentures held by DTC or its nominee, as the case may be. In such instance, an owner of a “book-entry” ownership interest will be entitled to physical delivery of certificates equal in principal amount to such “book-entry” ownership interest and to have such certificates registered in its name. Individual certificates so issued will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. In connection with any proposed exchange of a certificated Debenture for a global Security, the Company or DTC shall be required to provide or cause to be provided to the Series Trustee all information necessary to allow the Series Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Series Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
Additional terms regarding the Debentures are as set forth in the form of the Debentures set forth in Exhibit A.

Section 2.03Payment of Principal and Interest. The Debentures shall bear interest at the rate of 1.950% per annum and such interest shall accrue from September 16, 2021 (or from the most recent interest payment date to which interest on the Debentures has been paid or provided for). The interest payment dates on which such interest shall be payable shall be March 16 and September 16 of each year, commencing March 16, 2022. The regular record dates for the determination of Holders to whom interest is payable shall be the fifteenth calendar day (whether or not a Business Day) before each interest payment date. Interest on the Debentures shall be payable in U.S. dollars.
Subject to earlier redemption, the principal of the Debentures shall be payable in U.S. dollars on September 16, 2031.
The principal of and interest on the Debentures shall be payable at the office of the Paying Agent, which shall initially be located in at 111 Fillmore Avenue East, Saint Paul, Minnesota 55107. The transferor of any Debenture shall provide or cause to be provided to the Series Trustee all information necessary to allow the Series Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Series Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
Section 2.04Sinking Fund. The Debentures shall not be subject to any sinking fund and shall not be repurchasable or redeemable at the option of a Holder.
Section 2.05Registered Securities. The Debentures shall be issuable as Registered Securities and shall not be exchangeable for Bearer Securities.
Section 2.06Limitations on Liens. Section 4.07 of the Base Indenture shall apply to the Debentures.

ARTICLE III
REDEMPTION AND DEFEASANCE
Section 3.01Optional Redemption. At any time or from time to time prior to June 16, 2031 (three months prior to maturity) (the “Par Call Date”), the Debentures shall be redeemable, in whole or in part, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such Debentures and (ii) the sum, as determined by the Independent Investment Banker and delivered to the Series Trustee (upon which the Series Trustee shall be entitled to conclusively rely), of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the Debentures matured on the Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, plus in each case accrued and unpaid interest, if any, to, but excluding, the date of redemption; provided, however, that installments of interest on Debentures due on an interest payment date which occurs on or before any redemption date shall be payable to the Holders of such Debentures who were registered Holders as of the close of business on the record date immediately preceding such interest payment date.

At any time on or after the Par Call Date, the Debentures will be redeemable, in whole or in part, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Debentures to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided, however, that installments of interest on Debentures due on an interest payment date which occurs on or before any redemption date shall be payable to the Holders of such Debentures who were registered Holders as of the close of business on the record date immediately preceding such interest payment date.
Section 3.02Defeasance. The provisions of Article 8 of the Base Indenture with respect to defeasance and covenant defeasance shall be applicable to the Debentures.
ARTICLE IV
APPOINTMENT OF SERIES TRUSTEE
Section 4.01Appointment of Series Trustee for the Debentures. Pursuant to the Base Indenture, the Company hereby appoints the Series Trustee as Series Trustee under the Base Indenture with respect to the Debentures, and only with respect to the Debentures, and vests in and confirms with the Series Trustee all rights, powers, trusts, privileges, duties and obligations of a Trustee under the Indenture with respect to the Debentures. There shall continue to be vested in and confirmed with the Original Trustee all of its rights, powers, trusts, privileges, duties and obligations as Trustee under the Base Indenture with respect to all of the series of Securities as to which it has served and continues to serve as Trustee under the Base Indenture. With respect to the Debentures, all references to the Trustee in the Base Indenture shall be understood to be references to the Series Trustee.
Section 4.02Appointment of Registrar, Transfer Agent and Paying Agent. The Company hereby appoints the Series Trustee as Registrar, Transfer Agent and Paying Agent (as such terms are defined in the Base Indenture) upon whom notices and demands may be served, in each case, with respect to the Debentures.
Section 4.03Corporate Trust Office. For any purposes relating to the Debentures or the Series Trustee, references in the Base Indenture to the office of the Trustee shall be deemed to refer to the corporate trust office of the Series Trustee, which is located at 1555 North RiverCenter Drive, Suite 203, Milwaukee, Wisconsin 53212 or any other office of the Series Trustee at which, at any particular time, this Supplemental Indenture shall be administered; provided, however, that with respect to payments on the Debentures and any exchange, transfer or other surrender of the Debentures, the office of the Paying Agent and Registrar shall refer to the corporate trust operations office of the Series Trustee, which his located at 111 Fillmore Avenue East, Saint Paul, Minnesota 55107.
Section 4.04Series Trustee’s Limitation of Liability. The parties hereto agree that this Supplemental Indenture does not constitute an assumption by the Series Trustee of any liability of the Original Trustee arising out of any breach, negligence or willful misconduct by the Original Trustee in the performance of any of its duties as Trustee under the Base Indenture or by any representative of the Original Trustee.

Section 4.05Original Trustee’s Limitation of Liability. The parties hereto agree that the Original Trustee shall not have any liability in connection with any acts or omissions taken or not taken by the Series Trustee in the performance or non-performance of any of its duties as Trustee under the Indenture with respect to the Debentures or by any representative of the Series Trustee. All of the provisions contained in the Base Indenture in respect of the rights, powers, privileges, and immunities of the Trustee shall be applicable to the Original Trustee with respect to this Supplemental Indenture as fully and with like force and effect as though set forth in full herein.
Section 4.06Series Trustee’s Indemnity. The Company agrees to indemnify the Series Trustee for, and to hold it harmless against, any loss, liability or expense (including the reasonable compensation and the expenses and disbursements of its agents and counsel) arising out of or in connection with the performance or non-performance by the Original Trustee of its duties under the Base Indenture, including the costs and expenses of defending itself against any claim or liability in connection therewith. This indemnification shall survive the termination of this Supplemental Indenture.
Section 4.07Original Trustee’s Indemnity. The Company agrees to indemnify the Original Trustee for, and to hold it harmless against, any loss, liability or expense (including the reasonable compensation and the expenses and disbursements of its agents and counsel) arising out of or in connection with this Supplemental Indenture, the performance or non-performance by the Series Trustee of its duties under the Indenture with respect to the Debentures, including, without limitation, the costs and expenses of defending itself against any claim or liability in connection therewith. This indemnification shall survive the termination of the Indenture and resignation or removal of the Original Trustee.
ARTICLE V
THE ORIGINAL TRUSTEE
Section 5.01Reserved.
Section 5.02Original Trustee’s Acknowledgement. The Original Trustee hereby acknowledges that it will not serve as the Trustee under the Base Indenture with respect to the Debentures; and the parties hereto expressly acknowledge and agree that the Original Trustee shall have no liabilities, duties or obligations of any kind (under the Indenture or otherwise) with respect to the Debentures or the issuance thereof and that the Original Trustee shall have no responsibility or liability for the sufficiency or effectiveness of this Supplemental Indenture for any purpose.
Section 5.03Duties Under Supplemental Indenture. The Original Trustee shall have no liabilities, duties or obligations under or in respect of this Supplemental Indenture, and no implied duties or obligations of any kind shall be read into this Supplemental Indenture on the part of the Original Trustee.

ARTICLE VI
THE COMPANY
Section 6.01Representations and Warranties. The Company hereby represents and warrants to the Series Trustee and to the Original Trustee that:
(a)The Company is a corporation duly and validly organized and existing pursuant to the laws of the State of Wisconsin.
(b)The Base Indenture was validly and lawfully executed and delivered by the Company, has not been amended or modified and is in full force and effect.
(c)No event has occurred and is continuing to occur which is, or after notice or lapse of time would become, an Event of Default under the Indenture.
(d)There is no action, suit or proceeding pending or, to the best of the Company’s knowledge, threatened against the Company before any court or any governmental authority arising out of any action or omission by the Company under the Indenture.
(e)This Supplemental Indenture has been duly authorized, executed and delivered on behalf of the Company and constitutes its legal, valid and binding obligation.
(f)All conditions precedent relating to the appointment of the Series Trustee as a Trustee under the Indenture have been complied with by the Company.
Section 6.02Deliverables. The Company shall execute and deliver such further instruments and shall do such other things as the Series Trustee may reasonably require so as to more fully and certainly vest and confirm in the Series Trustee all rights, powers, duties and obligations hereby vested in the Series Trustee. Without limiting the generality of the foregoing, and for the avoidance of doubt, the Company hereby expressly agrees that all reports, Opinions of Counsel, Officers’ Certificates, compliance certificates and other documents required to be delivered from time to time pursuant to the terms of Sections 4.04, 4.05, 5.03 and 10.03 of the Base Indenture shall be delivered and addressed to each of the Original Trustee (to the extent required under the Indenture) and the Series Trustee (for so long as the Debentures remain outstanding).
ARTICLE VII
THE SERIES TRUSTEE
Section 7.01Representations and Warranties. The Series Trustee hereby represents and warrants to the Original Trustee and to the Company that:
(a)The Series Trustee is qualified and eligible, under the provisions of Section 7.09 of the Base Indenture and the Trust Indenture Act of 1939, as amended, to act as Trustee under the Indenture.
(b)This Supplemental Indenture has been duly authorized, executed and delivered on behalf of the Series Trustee and constitutes its legal, valid and binding obligation.

Section 7.02Acceptance of Appointment. The Series Trustee hereby accepts its appointment as Series Trustee, Paying Agent, Registrar and Transfer Agent upon whom notices and demands may be served under the Indenture with respect to the Debentures and the Series Trustee shall hereby be vested with all rights, powers, protections, privileges, benefits, immunities, indemnities, duties and obligations of the Trustee, Paying Agent, Registrar and Transfer Agent upon whom notices and demands may be served under the Indenture with respect to the Debentures and with respect to all property and monies held or to be held under the Indenture with respect to the Debentures.
ARTICLE VIII
AMENDMENT OF BASE INDENTURE
Section 8.01Amendment of Section 2.01 of Base Indenture. Section 2.01(9) of the Base Indenture is hereby amended and restated, but only with respect to the Debentures, to read in its entirety as follows:
“If other than the Trustee, the Trustee, Registrar, Transfer Agent and Paying Agent.”
Section 8.02Amendment of Section 2.02 of Base Indenture. The first and fifth sentences of Section 2.02 of the Base Indenture is hereby amended and restated, but only with respect to the Debentures, to read in their entirety as follows, respectively:
“Two Officers shall sign the Securities on behalf of the Company by manual, facsimile or electronic signature.”
“A Security and its coupons shall not be valid until the Security is authenticated by the manual, facsimile or electronic signature of an authorized signatory of the Registrar.”
ARTICLE IX
MISCELLANEOUS
Section 9.01Application of Supplemental Indenture.
(a)The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.
(b)This Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.
Section 9.02Trust Indenture Act Controls. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the Trust Indenture Act shall control. For purposes of this Supplemental Indenture and the Trust Indenture Act, the term “indenture trustee” or “institutional trustee” shall mean the Series Trustee and not the Original Trustee, the term “indenture securities” means the Debentures, the term “indenture security holder” means a Holder of the Debentures, and the “indenture to be qualified” means the Indenture.
Section 9.03Conflict with Base Indenture.

(a)To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect.
(b)If any provision of this Supplemental Indenture relating to the Debentures is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control.
Section 9.04Governing Law; Waiver of Jury Trial.
(a)THIS SUPPLEMENTAL INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF WISCONSIN, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF WISCONSIN.
(b)EACH OF THE COMPANY, THE SERIES TRUSTEE AND THE HOLDERS OF THE DEBENTURES ISSUED HEREUNDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE DEBENTURES OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 9.05Successors and Assigns.
All agreements of the Company in the Indenture and the Debentures shall bind its successors and assigns. All agreements of the Series Trustee in the Indenture shall bind its successors and assigns.
Section 9.06Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of this Supplemental Indenture.
Section 9.07Counterparts.
(a)This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
(b)This Supplemental Indenture, the Debentures and any other document, certificate or opinion delivered in connection with this Supplemental Indenture, and the issuance and delivery of the Debentures may be executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
Section 9.08Trustee Disclaimer. Neither the Original Trustee nor the Series Trustee makes any representation as to and shall not be responsible for the validity or sufficiency of this Supplemental Indenture or the Debentures. The recitals herein are deemed to be those of the Company and not of the Series Trustee or the Original Trustee. The Series Trustee and the Original Trustee shall not constitute co-trustees of the same trust, and each of the Series Trustee and the Original Trustee shall be trustee of a trust or trusts under the Indenture separate and apart from any trust or trusts under the Indenture administered by the other trustee. Under no circumstances shall anything in this Supplemental Indenture be construed to constitute the Original Trustee as Trustee under the Indenture with respect to the Debentures.
Section 9.09Notices. Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Supplemental Indenture to be made upon, given or furnished to, or filed with:
(a)the Original Trustee by the Company or by the Series Trustee shall be sufficient for every purpose herein if made, given, furnished or filed in writing to or with the Original Trustee at CTSO Mail Operations, MAC N9300-070, 600 South Fourth Street, Seventh Floor, Minneapolis, MN 55415, Attn: Corporate Trust Services, WPL Account Manager,
(b)the Series Trustee by the Company or by the Original Trustee shall be sufficient for every purpose herein if made, given, furnished or filed in writing to or with the Series Trustee at 1555 North RiverCenter Drive, Suite 203, Milwaukee, Wisconsin 53212, Attention: Global Corporate Trust, or
(c)the Company by the Original Trustee or by the Series Trustee shall be sufficient for every purpose herein if in writing and mailed, first-class postage prepaid, to the Company addressed to it at Wisconsin Power And Light Company, 4902 North Biltmore Lane, Madison, Wisconsin 53718, Attention: Corporate Secretary, or at any other address previously furnished in writing to the Original Trustee and Series Trustee by the Company.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

WISCONSIN POWER AND LIGHT COMPANY
By: __/s/ Barbara Tormaschy_____________
Name: Barbara Tormaschy
Title:    Vice President and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Original Trustee
By: __/s/ Scott Little _______
Name:    Scott Little
Title:    Vice President
U.S. BANK NATIONAL ASSOCIATION,
as Series Trustee
By: /s/ Yvonne Siira _______
Name:    Yvonne Sirra
Title:    Vice President
[Signature Page to Supplemental Indenture]

EXHIBIT A

Form of 1.950% Debentures due 2031
This Debenture is a global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a depositary or a nominee of a depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the depositary or its nominee only in the limited circumstances described in the Indenture and/or the Supplemental Indenture establishing the Debentures and may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary.
Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No. R-1	$300,000,000
WISCONSIN POWER AND LIGHT COMPANY
1.950% Debentures due 2031
CUSIP: 976826 BP1; ISIN: US976826BP11
WISCONSIN POWER AND LIGHT COMPANY
promises to pay to Cede & Co.
or registered assigns
the principal sum of THREE HUNDRED MILLION DOLLARS on September 16, 2031
Interest Payment Dates: March 16 and September 16
Dated: September 16, 2021

U.S. Bank National Association Trustee, Transfer Agent and Paying Agent	WISCONSIN POWER AND LIGHT COMPANY
By: ________________________________
Date Authenticated:	Name: Title:
U.S. Bank National Association Registrar
By: ________________________________
By: ________________________________ Authorized Signatory	Name: Title:

WISCONSIN POWER AND LIGHT COMPANY
1.950% Debentures due 2031
Interest. Wisconsin Power and Light Company (the “Company”), a Wisconsin corporation, promises to pay interest on the principal amount of this Security (as defined herein) at the rate per annum shown above. The Company will pay interest semi-annually in arrears, on March 16 and September 16 of each year, commencing March 16, 2022. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 16, 2021. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Record Date. The interest payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture, be paid to the Person in whose name this Debenture is registered at the close of business, on the regular record date for such interest, which shall be on the fifteenth calendar day (whether or not a Business Day) before each interest payment date.
Method of Payment. The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder’s registered address.
Indenture. The Company issued the securities of this series (individually a “Security” and collectively the “Securities”) under an Indenture, dated as of June 20, 1997 (the “Base Indenture”), between the Company and Wells Fargo Bank National Association, as successor trustee (the “Original Trustee”), as supplemented by the first supplemental indenture, dated as of September 16, 2021 (the “Supplemental Indenture”) between the Company, U.S. Bank National Association (the “Series Trustee”) and the Original Trustee (and, the Base Indenture, as so supplemented and amended, the “Indenture”). The terms of the Securities include those stated in the Base Indenture and in the Supplemental Indenture establishing the Securities and those made part of the Indenture by the Trust Indenture Act of 1939, as amended. Securityholders are referred to the Base Indenture, the above-referenced Supplemental Indenture and such Act for a statement of such terms.
Securities Agents. Initially, U.S. Bank National Association will act as Paying Agent, Transfer Agent and Registrar. The Company may change any Paying Agent or Transfer Agent without notice. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Series Trustee.

Maturity; Redemption. The principal on the Securities shall be payable on September 16, 2031. At any time or from time to time prior to June 16, 2031 (three months prior to their maturity) (the “Par Call Date”), the Securities shall be redeemable, in whole or in part, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities and (ii) the sum, as determined by the Independent Investment Banker and delivered to the Series Trustee (upon which the Series Trustee shall be entitled to conclusively rely), of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the Securities matured on the Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, plus in each case accrued and unpaid interest, if any, to, but excluding the date of redemption.
At any time on or after the Par Call Date, the Securities shall be redeemable, in whole or in part, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
Notice of Redemption. Notice of redemption will be mailed or sent at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his registered address.
Denominations, Transfer, Exchange. The Securities are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture.
Persons Deemed Owners. The registered holder of a Security may be treated as its owner for all purposes.
Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of not less than a majority in aggregate principal amount of the securities of all series affected by the amendment. Subject to certain exceptions, a default on a series may be waived with the consent of the holders of a majority in principal amount of the series.
Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, defect or inconsistency that does not adversely affect the rights of any Securityholder in any material respect; to provide for assumption of Company obligations to Securityholders; or to make any change that does not adversely affect the rights of any Securityholder in any material respect.

Restrictive Covenants. The Securities are unsecured general obligations of the Company limited to $300,000,000 principal amount; provided, however, that the Securities may be reopened for issuance of additional Securities in accordance with Section 2.01 of the Base Indenture. The Indenture does not limit other unsecured debt. Section 4.07 of the Base Indenture, which limits certain mortgages and other liens, will apply with respect to the Securities. The limitations are subject to a number of important qualifications and exceptions.
Successors. When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.
Defeasance Prior to Maturity. Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Series Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.
Defaults and Remedies. An Event of Default includes: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Series Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal of all the Securities to be due and payable immediately.
Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Series Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Series Trustee in its exercise of any trust or power. The Series Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Series Trustee.
Series Trustee Dealings with Company. The Series Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with those persons, as if it were not Series Trustee.
No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
Authentication. This Security shall not be valid until authenticated by a manual or electronic signature of the Registrar.

Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), U/G/M/A (=Uniform Gifts to Minors Act), and U/T/M/A (=Uniform Transfers to Minors Act).
The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture and the Supplemental Indenture, which contains the text of this Security. Requests may be made to: Corporate Secretary, Wisconsin Power and Light Company, 4902 North Biltmore Lane, Madison, Wisconsin 53718.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to _______________________________
________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
(Print or type assignee’s name, address and zip code)
(Insert assignee’s soc. sec. or tax I.D. no.)
and irrevocably appoint __________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: ________________, ____	Your signature: ___________________________
(Sign exactly as your name appears on the face of this Security)
Signature Guaranteed:
____________________________________
Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”) or the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”).

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The following increases or decreases in this global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this global Security	Amount of increase in Principal amount of this global Security	Principal amount of this global Security (following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian